UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2009

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1332 Londontown Blvd., Suite 200, Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On August 31, 2009, GSE Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) for the sale of 2,500,000 shares of the Company’s common stock, par value $0.01 per share, for a public offering price of $6.00 per share, less discounts and commissions of $0.36 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option to purchase up to an additional 375,000 shares of common stock on the same terms within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-161121) previously filed with the Securities and Exchange Commission.

          The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as an exhibit hereto.

Item 8.01.	Other Events.

          On September 1, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this report. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as exhibit to this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 31, 2009 between the Company and Roth Capital Partners, LLC.
99.1	Press Release, dated September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2009

GSE SYSTEMS, INC.

/s/ Jeffery G. Hough

Jeffery G. Hough
Senior Vice President and Chief Financial Officer